Exhibit 5.1

LIONEL SAWYER & COLLINS ATTORNEYS AT LAW
SAMUEL S. LIONEL
GRANT SAWYER
(1918-1996)

JON R. COLLINS
(1923-1987)

RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
DAVID N. FREDERICK
DENNIS L. KENNEDY
RICHARD W. HORTON
DAN C. BOWEN
MARK A. SOLOMON
RODNEY M. JEAN
HARVEY WHITTEMORE
TODD TOUTON
DAVID WHITTEMORE
CAM FERENBACH
LYNDA S. MABRY
MARK H. GOLDSTEIN
ANTHONY N. CABOT
KIRBY J. SMITH
COLLEEN A. DOLAN
JENNIFER A. SMITH
GARY W. DUHON
LAUREL E. DAVIS
DAN R. REASER
CARL D. SAVELY
MARK LEMMONS
HOWARD E. COLE
PAUL E. LARSEN
CHRISTOPHER R. HOOPER
P. GREGORY GIORDANO
MARK A. McINTIRE
STEPHEN R. HACKETT
ALLEN J. WILT
LYNN S. FULSTONE
RORY J. REID
DAN C. McGUIRE
LESLIE BRYAN HART
1700 BANK OF AMERICA PLAZA 300 SOUTH FOURTH STREET LAS VEGAS, NEVADA 89101 (702) 383-8888 _____ FAX (702) 383-8845 lasvegs@lionelsawyer.com www.lionelsawyer.com October 20, 2004	JEFFREY D. MENICUCCI
ETTA L. WALKER
CRAIG E. ETEM
TODD E. KENNEDY
LAURA J. THALACKER
SHAWN M. ELICEGUI
KENNETH R. MYERS
HECTOR J. CARBAJAL II
EMILIA K. CARGILL
JANET SUE BESSEMER
G. LANCE COBURN
WILLIAM J. McKEAN
SCOTT A. EATON
MATTHEW E. WATSON
JOHN M. NAYLOR
GREGORY R. GEMIGNANI
E. LEIF REID
DANA A. KLEIBER
ELIZABETH R. BRENNAN
MEGAN E. BOWEN
DOREEN M. SPEARS
SEAN T. WATERS
NATHAN J. EDWARDS
ELLICK C. HSU
STEVEN E. HOLLINGSWORTH
LINDA M. BULLEN
PAUL D. POWELL
LAURA K. GRANIER
JOSH M. REID
DANIEL R. McNUTT
KYLE O. STEPHENS
LOUIS V. CSOKA
ALAN D. FREER
MAXIMILIANO D. COUVILLIER III
KEY G. REID
DANIEL MCNUTT
ELIZABETH BRICKFIELD
JOE CAIN
LEAH AYALA
STEVEN NEWMAN
ROBERT EDELMAN
MARK WETJEN
CRISTINA JOHNSON
MICHAEL KNOX

OF COUNSEL	WRITER’S DIRECT DIAL NUMBER:
ROBERT M. BUCKALEW BRIAN McKAY ELLEN WHITTEMORE BRIAN HARRIS ABBIE G. FRIEDMAN	e-mail: mgoldstein@lionelsawyer.com

October 20, 2004

MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109

Re: our file 6200-701

Ladies and Gentlemen:

     As your special Nevada counsel, we have examined the Registration Statement on Form S-4 (File No. 333- ), to be filed by MGM MIRAGE, a Delaware corporation (the “Company”), and certain of its subsidiaries named therein (the “Subsidiary Guarantors”) with the Securities and Exchange Commission on October 20, 2004 (as the same may be amended, the “Registration Statement”) in connection with the registration of $450,000,000 in aggregate principal amount of 6.00% Senior Notes due 2009 (the “New Notes”) by the Company and the guarantees of the New Notes (the “New Guarantees”) by each of the Subsidiary Guarantors. The New Notes and the New Guarantees will be issued pursuant to an indenture, dated as of September 17, 2003 (the “Existing Indenture”), among the Company, the Subsidiary Guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The New Notes and the New Guarantees will be issued in exchange for the Company’s outstanding 6.00% Senior Notes due 2009 (the “Notes”) and the guarantees thereof by the Subsidiary Guarantors, originally issued and sold on September 22, 2004 pursuant to Section 4(2) of the Securities Act of 1933, as amended, on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto (the “Exchange Offer”).

     We have examined originals or copies of each of the documents listed below:

     1. The Registration Statement.

     2. The Existing Indenture,

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON,DC 20001 · (202) 742-4264 · FAX (202) 742-4265

LIONEL SAWYER & COLLINS
    ATTORNEYS AT LAW

MGM MIRAGE
October 20, 2004

     3. Registration Rights Agreement dated as of September 22, 2004 by and among the Company, the Subsidiary Guarantors, and J. P. Morgan Securities Inc. on its own behalf and as representative of each of the “Initial Purchasers” named in Schedule A thereto (“Registration Rights Agreement”).

     4. Resolutions of the boards of directors (or executive committee thereof) of the Company and the Subsidiary Guarantors certified by an officer of the Company authorizing the Registration Rights Agreement on September 22, 2004.

     5. Articles of Incorporation or Organization, as appropriate, for those Subsidiary Guarantors that are incorporated or organized under the laws of Nevada (the “Nevada Subsidiaries”) certified as of September 22, 2004 by an officer of the Company.

     6. Bylaws or Operating Agreement, as appropriate, for the Nevada Subsidiaries certified on September 22, 2004 by an officer of the Company.

     7. Certificate of Incumbency for the Nevada Subsidiaries certified on September 22, 2004 by an officer of the Company.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

     We assume that (i) the execution, delivery and performance of the New Notes will be within the power of the Company and those Subsidiary Guarantors that are not Nevada Subsidiaries, (ii) the New Notes will be authorized, executed and delivered, and (iii) the New Notes will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Company or any of the Subsidiary Guarantors are subject.

     To the extent that the obligations of the Company under the Existing Indenture or the obligations of the Subsidiary Guarantors under any New Guarantee may be dependent upon such matters, we assume for purposes of this opinion that: the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Trustee is duly qualified to engage in the activities contemplated by the Existing Indenture; the Existing Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee is in compliance generally, with respect to acting as a trustee under the Existing Indenture, with all applicable laws and regulations; and the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Existing Indenture.

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON,DC 20001 · (202) 742-4264 · FAX (202) 742-4265

LIONEL SAWYER & COLLINS
    ATTORNEYS AT LAW

MGM MIRAGE
October 20, 2004

     Based upon the foregoing and subject to the following and the other matters set forth herein, it is our opinion that the New Notes and the New Guarantees, when duly executed, authenticated and delivered in accordance with the Registration Rights Agreement, Existing Indenture and the Exchange Offer, will constitute valid, binding and enforceable obligations of the Company and the Subsidiary Guarantors, respectively, subject to bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). We express no opinion concerning any securities law or rule.

     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada or the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.

     We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus which is part of the Registration Statement.

     This opinion letter is intended solely for use by the addressee and by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP in connection with the registration and offering of the New Notes and the New Guarantees as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly without the written consent of this firm.

Very truly yours,
/s/ Lionel Sawyer & Collins
LIONEL SAWYER & COLLINS

RENO OFFICE: 1100 BANK OF AMERICA PLAZA, 50 WEST LIBERTY STREET · RENO, NEVADA 89501 · (775) 788-8666 · FAX (775) 788-8682
WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 · WASHINGTON,DC 20001 · (202) 742-4264 · FAX (202) 742-4265